Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Second Quarter 2016 Results

Results include Operating Income of $57.2 million and Adjusted EBITDA of $91.4 million

OVERLAND PARK, Kan., July 28, 2016 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for second quarter 2016 of $1.208 billion and consolidated operating income of $57.2 million, which included an $11.1 million gain on property disposals. As a comparison, the Company reported consolidated operating revenue of $1.258 billion for the second quarter 2015 and consolidated operating income of $56.9 million, which included a $0.7 million gain on property disposals.

Financial Highlights

•	On a non-GAAP basis, the Company generated Adjusted EBITDA of $91.4 million in second quarter 2016 for a consolidated Adjusted EBITDA margin of 7.6% and an $18.0 million decrease compared to the $109.4 million of Adjusted EBITDA reported in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) Adjusted EBITDA is $319.4 million for a consolidated Adjusted EBITDA margin of 6.8%, and a decrease of $7.4 million from the $326.8 million of LTM Adjusted EBITDA in second quarter 2015.

•	The total debt-to-Adjusted EBITDA ratio in second quarter 2016 is 3.32 times compared to 3.33 times in second quarter 2015.

•	Reinvestment in the business continued during second quarter 2016 with $27.5 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $38.4 million, for a total of $65.9 million which is equal to 5.5% of operating revenue for the quarter. This represents an $18.1 million increase over the $47.8 million of reinvestment in second quarter 2015. The vast majority of the investment was in tractors, trailers and technology.

•	The $450 million asset based loan (ABL) facility was amended to provide for a 50 basis points reduction in the interest rate and an extension of the maturity, subject to certain conditions, from February 2019 to June 2021. The amendment also reduces availability requirements allowing additional flexibility to utilize cash that was previously restricted.

Operational Highlights

•	During the quarter, YRC Freight added its new Accelerated service which allows customers’ non-guaranteed shipments to reach their destinations one to two days faster than standard transit times.

•	The second quarter 2016 operating ratio of 95.3 was an improvement of 20 basis points compared to the same period in 2015. This includes a 100 basis points improvement at YRC

Freight with a reported operating ratio of 96.2, including an $11.2 million gain on property disposals. The improvement at YRC Freight more than offset a decline of 130 basis points at the Regional segment with a reported operating ratio of 93.2.

•	Second quarter 2016 tonnage per day decreased 6.0% at YRC Freight and 2.4% at the Regional segment compared to the second quarter 2015.

•	At YRC Freight, excluding fuel surcharge, second quarter 2016 revenue per shipment increased 1.4% and revenue per hundredweight increased by 2.9% when compared to the same period in 2015. Including fuel surcharge, revenue per shipment decreased 1.6% and revenue per hundredweight was essentially flat with a 0.1% decrease.

•	At the Regional segment, excluding fuel surcharge, second quarter 2016 revenue per shipment increased 0.5% and revenue per hundredweight increased by 1.3% compared to the first quarter 2015. Including fuel surcharge, revenue per shipment decreased 2.2% and revenue per hundredweight decreased 1.4%.

•	Property damage and liability claims expense increased by $8.1 million primarily due to the unfavorable development of prior year outstanding claims in the second quarter of 2016, as compared to the second quarter 2015.

Liquidity Update

•	At June 30, 2016, the company had cash, cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $278.8 million, an increase of $52.7 million compared to $226.1 million as of June 30, 2015.

•	For the six months ended June 30, 2016, cash provided by operating activities was $47.5 million, an increase of $16.4 million compared to $31.1 million for the six months ended June 30, 2015.

“While the uncertain industrial economy continues to impact the trucking industry, we remain focused on actions within our control,” said James Welch, chief executive officer at YRC Worldwide. “The second quarter 2016 financial results did not meet our expectation but operationally we continue to strengthen the Company for the long-term. Year-over-year revenue per hundredweight, excluding fuel surcharge, has increased for 9 consecutive quarters at YRC Freight and 21 consecutive quarters at the Regional segment. Year-over-year tonnage per day was down during the quarter, but in June the decline was much smaller than April and May. Pricing discipline in the LTL sector remains steady despite the ongoing challenges from the industrial economy and lower fuel surcharge revenue. We do not intend to change our long-term strategy in reaction to near-term headwinds. We will continue managing our business by focusing on delivering award-winning customer service, enhancing the safety of our employees and improving productivity by reinvesting in the Company,” stated Welch.

“During the second quarter, YRC Freight successfully launched its new Accelerated service,” Welch continued. “This service leverages YRC Freight’s existing dual speed network and has been well received by customers. There was demand for a faster, cost-competitive and reliable service and our employees responded to the market.

“We also took action to improve liquidity and strengthen the financial position of the Company by amending and improving the terms of the ABL facility. The amendment provides interest savings and an opportunity to better utilize our cash that would have otherwise been restricted from use,” concluded Welch.

Key Segment Information – second quarter 2016 compared to second quarter 2015

YRC Freight	2016	2015	Percent Change
Workdays	64.0	63.5
Operating revenue (in millions)	$755.0	$795.2	(5.1)%
Operating income (in millions)	$28.4	$22.5	26.2%
Operating ratio	96.2	97.2	1.0	pp
Total tonnage per day (in thousands)	24.94	26.53	(6.0)%
Total shipments per day (in thousands)	41.93	43.95	(4.6)%
Revenue per hundredweight incl FSC	$23.48	$23.51	(0.1)%
Revenue per hundredweight excl FSC	$21.30	$20.70	2.9%
Revenue per shipment incl FSC	$279	$284	(1.6)%
Revenue per shipment excl FSC	$253	$250	1.4%
Total weight/shipment (in pounds)	1,190	1,207	(1.5)%

Regional Transportation	2016	2015	Percent Change
Workdays	64.0	63.0
Operating revenue (in millions)	$452.8	$463.2	(2.2)%
Operating income (in millions)	$30.6	$37.7	(18.8)%
Operating ratio	93.2	91.9	(1.3	)pp
Total tonnage per day (in thousands)	30.94	31.71	(2.4)%
Total shipments per day (in thousands)	42.12	42.82	(1.6)%
Revenue per hundredweight incl FSC	$11.44	$11.60	(1.4)%
Revenue per hundredweight excl FSC	$10.39	$10.26	1.3%
Revenue per shipment incl FSC	$168	$172	(2.2)%
Revenue per shipment excl FSC	$153	$152	0.5%
Total weight/shipment (in pounds)	1,469	1,481	(0.8)%

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, July 28, 2016, beginning at 4:30 p.m. ET, 3:30 p.m. CT.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website yrcw.com. A replay of the webcast will also be available at yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations among other items as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements; the success of our management team in continuing with its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet quality delivery performance standards, and our ability to increase volume and yield and the impact of those improvements to meet our future liquidity and profitability; the uncertainty in the overall economy; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our dependence on our information technology systems in our network operations and the production of accurate information, as well as the risk of system failure, inadequacy or security breach; changes in equity and debt markets; inclement weather; price of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment, as well as state and federal labor laws; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$243.5	$173.8
Restricted amounts held in escrow	61.4	58.8
Accounts receivable, net	483.5	427.4
Prepaid expenses and other	76.1	74.4

Total current assets	864.5	734.4

PROPERTY AND EQUIPMENT:
Cost	2,819.2	2,822.8
Less - accumulated depreciation	(1,916.5)	(1,885.5)

Net property and equipment	902.7	937.3

Intangibles, net	34.2	40.4
Restricted amounts held in escrow	3.7	63.4
Deferred income taxes, net	23.0	23.0
Other assets	57.9	80.9

Total assets	$1,886.0	$1,879.4

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$171.1	$161.1
Wages, vacations, and employee benefits	207.1	195.1
Deferred income taxes, net	23.0	23.0
Other current and accrued liabilities	175.2	178.4
Current maturities of long-term debt	16.4	15.9

Total current liabilities	592.8	573.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,028.0	1,046.5
Deferred income taxes, net	3.8	3.7
Pension and postretirement	329.5	339.9
Claims and other liabilities	291.7	295.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,316.5	2,312.6
Accumulated deficit	(2,224.2)	(2,239.3)
Accumulated other comprehensive loss	(359.7)	(360.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(359.8)	(379.4)

Total liabilities and shareholders’ deficit	$1,886.0	$1,879.4

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2016	2015	2016	2015
OPERATING REVENUE	$1,207.6	$1,258.4	$2,327.9	$2,444.8

OPERATING EXPENSES:
Salaries, wages and employee benefits	718.7	715.5	1,416.8	1,422.8
Operating expenses and supplies	198.6	232.8	388.8	461.0
Purchased transportation	136.7	148.0	252.2	281.4
Depreciation and amortization	38.5	41.3	79.2	82.9
Other operating expenses	69.0	64.6	131.7	135.5
(Gains) losses on property disposals, net	(11.1)	(0.7)	(11.4)	0.6

Total operating expenses	1,150.4	1,201.5	2,257.3	2,384.2

OPERATING INCOME	57.2	56.9	70.6	60.6

NONOPERATING EXPENSES:
Interest expense	26.2	27.9	52.3	55.5
Loss on extinguishment of debt	—	—	—	0.6
Other, net	(0.8)	0.7	0.3	(3.6)

Nonoperating expenses, net	25.4	28.6	52.6	52.5

INCOME BEFORE INCOME TAXES	31.8	28.3	18.0	8.1
INCOME TAX EXPENSE	4.7	2.3	2.9	3.7

NET INCOME	27.1	26.0	15.1	4.4
OTHER COMPREHENSIVE INCOME, NET OF TAX	3.2	5.4	0.6	4.8

COMPREHENSIVE INCOME ATTRIBUTABLE TO YRC WORLDWIDE INC.	$30.3	$31.4	$15.7	$9.2

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,459	31,929	32,362	31,367
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,854	32,582	32,814	32,562

EARNINGS PER SHARE - BASIC	$0.84	$0.81	$0.47	$0.14
EARNINGS PER SHARE - DILUTED	$0.83	$0.80	$0.46	$0.13

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	2016	2015
OPERATING ACTIVITIES:
Net income	$15.1	$4.4
Noncash items included in net income:
Depreciation and amortization	79.2	82.9
Noncash equity-based compensation and employee benefits expense	11.3	11.7
(Gains) losses on property disposals, net	(11.4)	0.6
Gain on disposal of equity method investment	(2.3)	—
Other noncash items, net	6.4	3.8
Changes in assets and liabilities, net:
Accounts receivable	(55.3)	(43.2)
Accounts payable	7.3	11.7
Other operating assets	3.2	(0.6)
Other operating liabilities	(6.0)	(40.2)

Net cash provided by operating activities	47.5	31.1

INVESTING ACTIVITIES:
Acquisition of property and equipment	(47.3)	(42.6)
Proceeds from disposal of property and equipment	21.0	13.1
Restricted escrow receipts	57.1	42.0
Restricted escrow deposits	—	(10.0)
Proceeds from disposal of equity method investment, net	14.6	—
Other, net	—	0.4

Net cash provided by investing activities	45.4	2.9

FINANCING ACTIVITIES:
Repayment of long-term debt	(21.4)	(9.1)
Debt issuance costs	(1.8)	—

Net cash used in financing activities	(23.2)	(9.1)

NET INCREASE IN CASH AND CASH EQUIVALENTS	69.7	24.9
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	173.8	171.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$243.5	$196.0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(44.2)	$(54.1)
Income tax refund (payment), net	(3.4)	0.4
Debt redeemed for equity consideration	—	17.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2016	2015	%	2016	2015	%
Operating revenue:
YRC Freight	$755.0	$795.2	(5.1)	$1,450.7	$1,532.8	(5.4)
Regional Transportation	452.8	463.2	(2.2)	877.6	912.0	(3.8)
Other, net of eliminations	(0.2)	—		(0.4)	—

Consolidated	1,207.6	1,258.4	(4.0)	2,327.9	2,444.8	(4.8)
Operating income (loss):
YRC Freight	28.4	22.5		32.5	22.7
Regional Transportation	30.6	37.7		43.0	42.3
Corporate and other	(1.8)	(3.3)		(4.9)	(4.4)

Consolidated	$57.2	$56.9		$70.6	$60.6
Operating ratio:
YRC Freight	96.2%	97.2%		97.8%	98.5%
Regional Transportation	93.2%	91.9%		95.1%	95.4%
Consolidated	95.3%	95.5%		97.0%	97.5%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

			Debt Issue
As of June 30, 2016	Par Value	Discount	Costs	Book Value
Term Loan	$682.5	$(3.6)	$(10.6)	$668.3
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	30.5	—	(0.2)	30.3
Unsecured Second A&R CDA	73.2	—	(0.5)	72.7
Lease financing obligations	274.6	—	(1.5)	273.1

Total debt	$1,060.8	$(3.6)	$(12.8)	$1,044.4

			Debt Issue
As of December 31, 2015	Par Value	Discount	Costs	Book Value
Term Loan	$686.0	$(4.3)	$(12.7)	$669.0
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	44.7	—	(0.3)	44.4
Unsecured Second A&R CDA	73.2	—	(0.5)	72.7
Lease financing obligations	278.0	—	(1.7)	276.3

Total debt	$1,081.9	$(4.3)	$(15.2)	$1,062.4

Our total leverage ratio for the four consecutive fiscal quarters ended June 30, 2016 was 3.32 to 1.00.

(a)	ABL Facility capacity $450.0M; borrowing base $435.5M; maximum availability $78.9M; Managed Accessibility $35.3M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.
(b)	ABL Facility capacity $450.0M; borrowing base $441.7M; maximum availability $79.7M; Managed Accessibility $35.5M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2016	2015	2016	2015
Reconciliation of net income to Adjusted EBITDA:
Net income	$27.1	$26.0	$15.1	$4.4
Interest expense, net	26.1	27.9	52.1	55.3
Income tax expense	4.7	2.3	2.9	3.7
Depreciation and amortization	38.5	41.3	79.2	82.9

EBITDA	96.4	97.5	149.3	146.3
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(11.1)	(0.7)	(11.4)	0.6
Letter of credit expense	2.1	2.2	4.3	4.4
Nonrecurring consulting fees	—	3.0	—	5.9
Permitted dispositions and other	(0.4)	0.1	(0.4)	0.3
Equity-based compensation expense	2.7	3.2	4.5	3.7
Amortization of ratification bonus	—	4.6	4.6	9.8
Loss on extinguishment of debt	—	—	—	0.6
Other, net (a)	1.7	(0.5)	3.4	(3.4)

Adjusted EBITDA	$91.4	$109.4	$154.3	$168.2

Operating revenue	$1,207.6	$1,258.4	$2,327.9	$2,444.8
Adjusted EBITDA margin	7.6%	8.7%	6.6%	6.9%

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Six Months
Adjusted EBITDA by segment:	2016	2015	2016	2015
YRC Freight	$43.9	$53.1	$74.0	$85.2
Regional Transportation	47.7	56.6	81.1	82.8
Corporate and other	(0.2)	(0.3)	(0.8)	0.2

Adjusted EBITDA	$91.4	$109.4	$154.3	$168.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2016	2015	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$28.4	$22.5	$32.5	$22.7
Depreciation and amortization	22.3	23.3	45.0	47.2
(Gains) losses on property disposals, net	(11.2)	0.8	(12.0)	0.6
Letter of credit expense	1.4	1.5	2.8	3.0
Nonrecurring consulting fees	—	3.0	—	5.9
Amortization of ratification bonus	—	3.0	3.0	6.3
Other, net (a)	3.0	(1.0)	2.7	(0.5)

Adjusted EBITDA	$43.9	$53.1	$74.0	$85.2

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Six Months
Regional Transportation segment	2016	2015	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$30.6	$37.7	$43.0	$42.3
Depreciation and amortization	16.2	18.1	34.2	35.8
(Gains) losses on property disposals, net	0.1	(1.3)	0.6	0.2
Letter of credit expense	0.7	0.5	1.4	1.0
Amortization of ratification bonus	—	1.6	1.6	3.5
Other, net (a)	0.1	—	0.3	—

Adjusted EBITDA	$47.7	$56.6	$81.1	$82.8

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Six Months
Corporate and other	2016	2015	2016	2015
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(1.8)	$(3.3)	$(4.9)	$(4.4)
Depreciation and amortization	—	(0.1)	—	(0.1)
Gains on property disposals, net	—	(0.2)	—	(0.2)
Letter of credit expense	—	0.2	0.1	0.4
Permitted dispositions and other	(0.4)	0.1	(0.4)	0.3
Equity-based compensation expense	2.7	3.2	4.5	3.7
Other, net (a)	(0.7)	(0.2)	(0.1)	0.5

Adjusted EBITDA	$(0.2)	$(0.3)	$(0.8)	$0.2

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended June 30

(Amounts in millions)

(Unaudited)

	2016	2015
Reconciliation of net income to Adjusted EBITDA:
Net income	$11.4	$11.8
Interest expense, net	103.9	115.0
Income tax benefit	(5.9)	(0.4)
Depreciation and amortization	160.0	164.5

EBITDA	269.4	290.9
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(10.1)	(5.0)
Letter of credit expense	8.7	9.2
Restructuring professional fees	0.2	3.1
Nonrecurring consulting fees	(0.8)	5.9
Permitted dispositions and other	(0.3)	1.9
Equity-based compensation expense	9.3	8.9
Amortization of ratification bonus	13.7	20.2
Loss on extinguishment of debt	—	0.6
Non-union pension settlement charge	28.7	—
Other, net (a)	0.6	(8.9)

Adjusted EBITDA	$319.4	$326.8

Operating revenue	$4,715.5	$4,985.1
Adjusted EBITDA margin	6.8%	6.6%

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	2Q16	2Q15	1Q16	% (b)	% (b)
Workdays	64.0	63.5	63.5

Total picked up revenue (in millions) (a)	$749.6	$792.2	$695.6	(5.4)	7.8
Total tonnage (in thousands)	1,596	1,685	1,485	(5.3)	7.5
Total tonnage per day (in thousands)	24.94	26.53	23.38	(6.0)	6.7
Total shipments (in thousands)	2,683	2,791	2,514	(3.8)	6.8
Total shipments per day (in thousands)	41.93	43.95	39.58	(4.6)	5.9
Total picked up revenue/cwt.	$23.48	$23.51	$23.42	(0.1)	0.2
Total picked up revenue/cwt. (excl. FSC)	$21.30	$20.70	$21.42	2.9	(0.6)
Total picked up revenue/shipment	$279	$284	$277	(1.6)	0.9
Total picked up revenue/shipment (excl. FSC)	$253	$250	$253	1.4	0.1
Total weight/shipment (in pounds)	1,190	1,207	1,181	(1.5)	0.7

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$755.0	$795.2	$695.7
Change in revenue deferral and other	(5.4)	(3.0)	(0.1)

Total picked up revenue	$749.6	$792.2	$695.6

	Regional Transportation
				Y/Y	Sequential
	2Q16	2Q15	1Q16	% (b)	% (b)
Workdays	64.0	63.0	64.5

Total picked up revenue (in millions) (a)	$453.0	$463.4	$425.1	(2.3)	6.6
Total tonnage (in thousands)	1,980	1,997	1,900	(0.9)	4.2
Total tonnage per day (in thousands)	30.94	31.71	29.46	(2.4)	5.0
Total shipments (in thousands)	2,696	2,697	2,558	(0.1)	5.4
Total shipments per day (in thousands)	42.12	42.82	39.65	(1.6)	6.2
Total picked up revenue/cwt.	$11.44	$11.60	$11.19	(1.4)	2.3
Total picked up revenue/cwt. (excl. FSC)	$10.39	$10.26	$10.27	1.3	1.2
Total picked up revenue/shipment	$168	$172	$166	(2.2)	1.1
Total picked up revenue/shipment (excl. FSC)	$153	$152	$153	0.5	0.1
Total weight/shipment (in pounds)	1,469	1,481	1,486	(0.8)	(1.1)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$452.8	$463.2	$424.8
Change in revenue deferral and other	0.2	0.2	0.3

Total picked up revenue	$453.0	$463.4	$425.1

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
			Y/Y
	2016	2015	% (b)
Workdays	127.5	126.0

Total picked up revenue (in millions) (a)	$1,445.2	$1,529.6	(5.5)
Total tonnage (in thousands)	3,081	3,251	(5.2)
Total tonnage per day (in thousands)	24.17	25.80	(6.3)
Total shipments (in thousands)	5,197	5,394	(3.7)
Total shipments per day (in thousands)	40.76	42.81	(4.8)
Total picked up revenue/cwt.	$23.45	$23.53	(0.3)
Total picked up revenue/cwt. (excl. FSC)	$21.36	$20.68	3.3
Total picked up revenue/shipment	$278	$284	(1.9)
Total picked up revenue/shipment (excl. FSC)	$253	$249	1.6
Total weight/shipment (in pounds)	1,186	1,205	(1.6)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$1,450.7	$1,532.8
Change in revenue deferral and other	(5.5)	(3.2)

Total picked up revenue	$1,445.2	$1,529.6

	Regional Transportation
			Y/Y
	2016	2015	% (b)
Workdays	128.5	127.5

Total picked up revenue (in millions) (a)	$878.1	$912.5	(3.8)
Total tonnage (in thousands)	3,880	3,974	(2.3)
Total tonnage per day (in thousands)	30.20	31.17	(3.1)
Total shipments (in thousands)	5,254	5,315	(1.2)
Total shipments per day (in thousands)	40.88	41.68	(1.9)
Total picked up revenue/cwt.	$11.31	$11.48	(1.5)
Total picked up revenue/cwt. (excl. FSC)	$10.33	$10.15	1.9
Total picked up revenue/shipment	$167	$172	(2.7)
Total picked up revenue/shipment (excl. FSC)	$153	$152	0.6
Total weight/shipment (in pounds)	1,477	1,495	(1.2)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$877.6	$912.0
Change in revenue deferral and other	0.5	0.5

Total picked up revenue	$878.1	$912.5

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.